As filed with the Securities and Exchange Commission on January 30, 2006
                                                     Registration No. 333-126170
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                   Post-Effective Amendment No. 2 to Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                                IVAX CORPORATION
             (Exact name of registrant as specified in its charter)
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            Florida                                             65-0507804
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                             4400 Biscayne Boulevard
                              Miami, Florida 33137
                                 (305) 575-6000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

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                                Richard S. Egosi
                       c/o Teva Pharmaceuticals USA, Inc.
                                 425 Privet Road
                           Horsham, Pennsylvania 19044
                                 (215) 293-6400
   (Name, address, including zip code, telephone number, including area code, of agent for service)
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                                   Copies to:
                              PETER H. JAKES, Esq.
                            JEFFREY S. HOCHMAN, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
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     If the only securities being registered on this Form are being offered
pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |-|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |-|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. |_|

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. |_|

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


                       -----------------------------------

                       DEREGISTRATION OF UNSOLD SECURITIES

                       -----------------------------------

     $0 aggregate principal amount of 1.5% Convertible Senior Notes due 2024 (the "Notes") of IVAX Corporation ("Ivax"), 4,195,454 shares of common stock of Ivax, par value $0.10 per share (the "Common Stock"), issuable upon conversion of the Notes and 4,195,454 shares of associated common stock purchase rights (the "Common Stock Purchase Rights"), previously registered for sale to the public under this Registration Statement are hereby withdrawn from registration. Such Notes, Common Stock and Common Stock Purchase Rights represent all the securities remaining unsold under this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on January 30, 2006.


                                         IVAX CORPORATION

                                         By: /s/ George S. Barrett
                                             -----------------------------
                                             George S. Barrett
                                             President (Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            Name                                       Title(s)                          Date
            ----                                       --------                          ----
/s/ George S. Barrett            President (Chief Executive Officer) and Director  January 30, 2006
---------------------------
    George S. Barrett

/s/ Mark W. Durand                 Chief Financial Officer (Principal Financial    January 30, 2006
---------------------------         Officer and Principal Accounting Officer)
     Mark W. Durand

/s/ William S. Marth                                 Director                      January 30, 2006
---------------------------
    William S. Marth

/s/ Richard S. Egosi                                 Director                      January 30, 2006
---------------------------
    Richard S. Egosi
